SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 9, 2005

e-Smart Technologies, Inc.

(Exact name of Registrant as specified in Charter)

Nevada

(State or other jurisdiction of incorporation or organization)

(IRS— Employer Identification No.) No. 88-0409261

222 Grace Church Street, Suite 300, Port Chester, NY 11573

(Address of principal executive office) (zip Code)

Registrant’s telephone number, including area code: (914) 939-5081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

On October 24, 2005, the Registrant filed a Current Report on Form 8-K reporting the ratification and approval of a plan of reorganization and recapitalization (the “Plan”) which, as herein modified, is intended to enable the Registrant to:

•	Achieve a listing on a national securities exchange;

•	Transition the Registrant into the commercialization phase of its Super Smart Card™ and Biometric Verification Security System (BVS2™) and other technologies;

•	Enhance the Registrant’s position with its strategic partners;

•	Position the Registrant to more effectively enter the long term capital markets as a means of delivering its growing backlog of contracts for the use of its technologies;

•	Enable the Registrant to respond more effectively to any takeover efforts; and

•	Maximize shareholder values.

The two principal elements of the Plan are (1) a one for forty reverse split of all issued and outstanding (but not authorized) shares of common stock and options and an offer to exchange all post split non-Founder options on the terms set forth below in Item 5.03; and (2) the exchange of all management and principal stockholder’s common stock and options for 5,000,000 shares of preferred stock which will be subject to significant restrictions and will vest the holders of the Preferred Stock (as defined below) with an ongoing 70% voting interest in the Registrant .

Accordingly, and on October 14, 2005 the Board of Directors of the Registrant, acting with the authority previously granted to it by the stockholders of the Corporation, adopted a resolution to designate 7,000,000 shares of the previously authorized 20,000,000 shares of preferred stock of the Registrant as Series A Preferred Stock, $.01 par value per share and to issue 5,000,000 shares of the Series A Preferred Stock to the Registrant’s three founders (in proportion to their common stock and options surrendered) and to its principal stockholder, IVI Smart Technologies, Inc. (the “Preferred Stock”) (in proportion to its common stock and debts of cash and common stock forgiven).

The following is a summary of the rights and preferences of the Preferred Stock to be created:

•	The Preferred Stock shall be convertible into common shares of the Registrant on a share for share basis only in the event that the Company has net profits of not less than $200,000,000. Holders of the Preferred Stock may then, on prior written notice, convert their shares of Preferred Stock into Registrant’s common stock at a per annum rate to be determined by the Board of Directors;

•	In any year that the Registrant has net profits of not less than $200,000,000, the holders of the shares of Preferred Stock shall be entitled to receive dividends on a one for one share basis with the common stock, if and when declared by our Board of Directors;

•	Commencing on January 1, 2012, the Company shall have the right but not the obligation to redeem any shares of Preferred Stock still outstanding and not converted after 60 days notice to the holders at a price of $1,000 per share of Preferred Stock or an aggregate of $5,000,000,000; and

•	Each share of Preferred Stock will possess a vote equivalent to its pro-rata share of 70% of the then issued and outstanding stock.

In consideration of each of their pro-rata share of the 5,000,000 shares of Preferred Stock, each of the Registrant’s founders agreed to:

•	Surrender all post reverse split shares and options and held by them to the Registrant’s treasury;

•	Enter into a five year written employment agreement with the Registrant containing confidentiality and non-compete provisions and agreeing to take all steps necessary to effect licensing to the Registrant of all intellectual property which is developed during and within the scope of this employment;

•	Relinquish conversion and dividend rights per the terms of the preferred shares;

Similarly, in consideration for its pro-rata share of the 5,000,000 shares of Preferred Stock IVI Smart Technologies, Inc., agreed to:

•	Surrender all post reverse split shares held by it to the Registrants treasury;

•	Forgive the Registrant’s indebtedness of $2,905,000 together with the interest thereon, and waive the return of fifty million shares of common stock also owed to it by the Registrant; and

•	Relinquish conversion and dividend rights per the terms of the Preferred Stock.

The Board of Directors is authorized to adopt a resolution as soon as practicable enumerating all of the rights and preferences of the Preferred Stock consistent with the foregoing to be incorporated in a Certificate of Designation of Rights and Preferences of the Preferred Stock and filed with the Secretary of State of Nevada.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2005 and again on October 20, 2005, the Registrant’s Board of Directors adopted and approved the Plan authorizing a one (1) for forty (40) share reverse split of the issued and outstanding (but not authorized) shares of the Registrant’s common stock, $.001 par value per share and all outstanding options (the “Reverse Split”), the exchange of all post split, non-founder options on the terms set forth herein, and the designation of 7,000,000 shares of the 20,000,000 authorized preferred shares as Series A Preferred Stock and the issuance of 5,000,000 shares of Preferred Stock in exchange for current shareholdings and option-holdings of management and the stockholdings and debt forgiveness of the principal stockholder. Also on October 14, 2005, the Plan was approved by the written consent of the majority stockholders of the 200,000,000 common shares of the Registrant that were outstanding on that date. The stated reasons for the action were to enhance the Registrant’s capital structure, its access to capital markets, its ability to respond to any acquisition efforts and to enhance shareholder value. Finally, the Board, approved a plan whereby the holders of all vested post-reverse split non-Founder options would be given the option of either exercising their options at a price of $.10 per share or converting their options into a number of shares of common stock equal to 80% of the number of their post split options. Option holders will receive written notice regarding their options and will be required to advise the Registrant, by written notice within 30 days from receipt of written notification, of their election. After the 30 day period, all non-converted and non-exercised options automatically expire.

Given the nature of the actions taken by the Board, the approval by the Board and the majority of shareholders, and the absence of appraisal rights under Nevada law, no Information Statement will be disseminated. Additional information regarding any of these actions can be obtained on the Registrant’s website at www.esmarttechnologies.com or by contacting the Registrant.

Following the reverse split and the issuance of the Preferred Shares there will be a minimum of 3,686,493 to a maximum of 3,942,118 of the Registrant’s common shares issued and outstanding, depending on the election of non-Founder option holders, and 5,000,000 million shares of Preferred Stock issued and outstanding.

The Board of Directors authorized management to take all steps necessary to effect the Plan including determining the effective date for the reverse split, which shall be announced.

Item 4.01 Changes In Registrant’s Certifying Accountant.

Approximately two and a half weeks after the Registrant announced its reorganization on October 14, 2005, and after an advisor of the Registrant informed Rosenberg Rich Baker Berman & Company, the Registrant’s auditors, (“RRBB”), that the Registrant intended to retain other auditors, RRBB sent a letter to Registrant stating that RRBB resigned. As set forth in Registrant’s letter to RRBB. attached hereto as Exhibit 16.1(b) and 16.2(b), and more fully described in 402(a) and 402(b) below, it is the Registrant’s view that RRBB’s actions are predicated on a misstatement regarding the audit period at issue constitute a violation of its professional and ethical obligations to its client.

Further, it should be emphasized that the RRBB letter did not assert that there exists or had ever existed any disagreement with the Registrant with respect to the content of any of its audited financial statements. The Registrant is presently engaged in discussions with other auditors regarding their retention by the Registrant.

The audit reports of RRBB on the Registrant’s financial statements as of December 31, 2001, 2002, 2003 and 2004 and for each of the respective years then ended (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles other than as a going concern. During the Audit Period, there were no disagreements with RRBB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RRBB, would have caused it to make reference to the subject matter of the disagreements in connection with any of its reports for any year during the Audit Period. In addition, and during the Audit Period, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided a copy of this disclosure to RRBB and has requested that it furnish the Registrant with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made herein, and, if not, stating the respects in which it does not agree. A copy of the letter is attached hereto as Exhibit 16.1.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b)	(1) Form 10-QSB Quarterly Reports.

On November 10, 2005, the Registrant received a letter from RRBB advising the Registrant that its Form 10-QSB Quarterly Reports for the three and six months ended March 31, 2005 and June 30, 2005, respectively, were not reviewed by RRBB, and that the same were considered “to be deficient and not timely filed”. A copy of RRBB’s letter is annexed to this Report as an exhibit.

Neither the Registrant’s Board of Directors, in the absence of an audit committee, nor any of the Registrant’s executive officers discussed this matter with RRBB as the Registrant planned to have the new independent accountants conduct the review. However, approximately one week prior to RRBB’s letter, a certified public accountant with 30 years of experience who serves as an advisor to the Registrant was requested by RRBB to ask Registrant if RRBB could remain as Registrant’s certified accountants for one more year. The advisor discussed this with the Registrant, who declined RRBB’s request. On November 10, 2005, approximately one week later, the Registrant received RRBB’s letters that are the subject of this Report.

The Registrant has provided a copy of this disclosure to RRBB and has requested that it furnish the Registrant with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made herein, and, if not, stating the respects in which it does not agree. A copy of the letter is attached hereto as Exhibit 16.2.

(b) (2) Form 10-K Annual Report for the fiscal year ended December 31, 2004.

On November 10, 2005, the Registrant received another letter from RRBB stating that the Registrant’s Form 10-K Annual Report for the fiscal year ended December 31, 2004 “requires amendment”. RRBB asserted that its report stated inaccurately that it had expressed an opinion for the entire period “from inception to date.” RRBB claimed this was inaccurate because its review had commenced as of January 1, 2001. In fact, that audit commencing on January 1, 2001 had encompassed all activity of e-Smart with the exception of the nine days following the reverse merger with e-Smart , effective December 22, 2000, during which time no business was conducted and no transactions occurred. RRBB had, therefore, reviewed and audited all financial activity of e-Smart from the commencement of its operations through December 31, 2004. A copy of RRBB’s letter is annexed to this Report as an exhibit.

Neither the Registrant’s Board of Directors, in the absence of an audit committee, nor any of the Registrant’s executive officers discussed this matter with RRBB. However, on November 15, 2005, at a special meeting of the Board of Directors, the Registrant’s Board deemed the revision of the audit period in RRBB’s report, excluding a nine day period of inactivity, to be non-material. It is also noted that the Registrant’s filings during the period at issue were the subject of extensive SEC proceedings at the conclusion of which the Administrative Law Judge determined that no sanction should be imposed on the Registrant.

The Registrant has provided a copy of this disclosure to RRBB and has requested that it furnish the Registrant with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made herein, and, if not, stating the respects in which it does not agree. A copy of the letter is attached hereto as Exhibit 16.2.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

16.1	Letter from RRBB re Form 10-QSB’s dated November 9, 2005

16.2	Letter from RRBB re Form 10-KSB dated November 9, 2005

16.3	Letter to RRBB dated November 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be filed on its behalf by the undersigned thereunto duly authorized.

Dated: Port Chester, New York

              November 18, 2005

E-SMART TECHNOLOGIES, INC.

BY:	/s/ Mary Grace, President

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